UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

August 22, 2012
____________________________

TANDY BRANDS ACCESSORIES, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-18927 (Commission File Number)	75-2349915 (IRS Employer Identification No.)

3631 West Davis, Suite A Dallas, Texas 75211 (Address of principal executive offices and zip code)

(214) 519-5200
(Registrant's telephone
number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At meetings held on August 22, 2012 and August 27, 2012, the Board of Directors (the “Board”) of Tandy Brands Accessories, Inc. (the “Company”) approved the following base salaries for the Company's executive officers for fiscal 2013:

Executive Officer	Fiscal 2013 Base Salary
N. Roderick McGeachy, III President and Chief Executive Officer	$360,000
Robert J. McCarten Executive Vice President – Sales & Merchandising - Gifts	$260,000
Chuck Talley Chief Financial Officer and Corporate Vice President	$200,000

In addition, the Board authorized the payment of retention bonuses to each of Mr. McGeachy and Mr. McCarten in the amount of $75,000 and $50,000 respectively due to the important roles each of these executives play in achievement of the long-term success of the Company.  These retention bonuses are subject to a prorata clawback if the executive voluntarily terminates employment within 18 months of the payment of such bonus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY BRANDS ACCESSORIES, INC.

Date: August 28, 2012	By:	/s/ N. Roderick McGeachy, III
N. Roderick McGeachy, III Chief Executive Officer